Exhibit 99.1

Boston Omaha Corporation Announces First Quarter 2024 Financial Results

Omaha, Nebraska (Business Wire)

May 14, 2024

Boston Omaha Corporation (NYSE: BOC) (the “Company”, “we”, or “our”) announced its financial results for the first quarter ended March 31, 2024, in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show below summary financial data for the first quarter of 2024 and 2023. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	For the Three Months Ended
	March 31,
	2024	2023
Billboard Rentals, Net	$10,696,660	$10,302,223
Broadband Services	9,683,429	8,539,906
Premiums Earned	4,003,059	3,107,273
Insurance Commissions	502,688	476,126
Investment and Other Income	666,895	390,257
Total Revenues	25,552,731	22,815,785

Depreciation and Amortization Expense	5,338,127	4,509,344

Net Loss from Operations	(2,058,281)	(2,976,792)
Net Other Loss	(2,125,963)	(2,114,675)

Net Loss Attributable to Common Stockholders	$(2,808,081)	$(3,321,254)
Basic and Diluted Net Loss per Share	$(0.09)	$(0.11)

	March 31,	December 31,
	2024	2023
Total Unrestricted Cash & Investments (1)	$33,631,376	$71,269,580
Total Assets	757,338,637	768,207,092
Total Liabilities	143,247,299	151,754,831
Redeemable Noncontrolling Interest	15,702,778	15,638,013
Total Boston Omaha Stockholders' Equity	536,179,347	538,207,426
Noncontrolling Interests (2)	62,209,213	62,606,822
Total Equity	$598,388,560	$600,814,248

1.

Investments consist of U.S. treasury securities classified as trading securities and marketable equity securities, of which $2,429,434 is held by our insurance entities at March 31, 2024. Marketable equity securities excludes Sky Harbour Group Corporation (“Sky Harbour”) Class A common stock as we account for our 19.8% stake (as measured at March 31, 2024) under the equity method.

2.	Noncontrolling interests are related to third party capital raised within our build for rent fund as well as within our 24th Street commercial real estate funds.

In the first quarter of fiscal 2024, “Net Other Loss” included a loss of $10,171,615 mainly related to our equity method position in Sky Harbour, which was partially offset by $7,788,445 in other investment income mainly related to the Sky Harbour warrants held by Boston Omaha.

As a reminder, generally accepted accounting principles (“GAAP”) require us to include the unrealized changes in market prices of certain investments in public securities in our reported earnings (3). While we intend to hold securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

Cash inflow from operations for the three months ended March 31, 2024 was $2,415,294, compared to a cash inflow of $1,368,181 for the three months ended March 31, 2023.

Our book value per share was $17.10 at March 31, 2024, compared to $17.19 at December 31, 2023.

As of March 31, 2024, we had 30,304,895 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of May 13, 2024, we had 30,931,349 shares of Class A common stock and 527,780 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with four majority owned businesses engaged in outdoor advertising, broadband telecommunications services, surety insurance and asset management.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the effect of a loss of, or financial distress of, any reinsurance company which reinsures the Company’s insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission (the “SEC”) on Form 10-K for the year ended December 31, 2023, as well as other risks and uncertainties which may be described in any subsequent quarterly report on Form 10-Q filed by the Company and the other reports the Company files with the SEC. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that general economic conditions and subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

(3)	Excludes Sky Harbour Class A common stock as we account for our investment under the equity method.

Our investor relations website is https://investor.bostonomaha.com/ and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information, and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

Contacts:

Boston Omaha Corporation

Josh Weisenburger, 402-210-2633

contact@bostonomaha.com